Exhibit 99.1

Williams-Sonoma, Inc. announces third quarter 2020 results

Net comparable brand revenue growth accelerates to 24.4%

GAAP operating margin of 15.6%; Non-GAAP operating margin expansion of 810bps to 15.7%

GAAP diluted EPS of $2.54; Non-GAAP diluted EPS of $2.56, growing over 150%

San Francisco, CA, November 19, 2020 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third fiscal quarter ended November 1, 2020 (“Q3 20”) versus the third fiscal quarter ended November 3, 2019 (“Q3 19”).

“In the third quarter, sales again outperformed expectations with demand comp up nearly 31% compared to a net comp of 24%, driven by strength across all brands. E-commerce accelerated sequentially to a record net comp of over 49% and we were pleased to see our store performance improve throughout the quarter to a net comp of negative 11%. Even more encouraging is the retail demand comp at negative 4%. And, we delivered these sales more profitably, with operating margins reaching record levels at 15.7%,” said Laura Alber, President and Chief Executive Officer.

“Our company’s mission is to enhance the quality of people’s lives at home. We have built our business with this mission at the forefront, investing in areas that matter most to our customers. These include:

1.	High quality, well-designed, sustainable products at a great value because of our scale and vertical supply chain;

2.	Inspiring marketing; and

3.	The convenience of our high-touch digital-first omnichannel experience.

And this, combined with our loved brands that serve a wide range of customers across aesthetics and price points, is our distinctive positioning and our competitive advantage,” Alber continued.

Alber concluded, “Our vision is to own the home. And, with our distinctive positioning we will only become more relevant. We have the strategies, the team and the world-class platform to maximize the industry trends that favor our business and successfully execute on our growth opportunities. We are confident that we will continue to drive accelerating sales growth with increasing profitability and evolve into an even more attractive business for our stakeholders during and post pandemic.”

THIRD QUARTER 2020

•	Net revenue growth of 22.4% to $1.765 billion, driven by acceleration across all brands
•	Demand comparable brand revenue growth accelerated to 31%, which includes orders placed but not yet filled or charged to the customer in the quarter
•

Net comparable brand revenue growth of 24.4%, with sequential and year-over-year acceleration in all brands, including Williams Sonoma at a record 30.4%, Pottery Barn at 24.1%, Pottery Barn Kids and Teen at 23.8% and West Elm at 21.8%

•	E-commerce net comparable brand revenue growth accelerated to 49.3% with e-commerce penetration holding at almost 70% of total net revenues
•	GAAP and non-GAAP gross margin of 40.0%, expanding approximately 400bps and driven by higher year-over-year merchandise margins and occupancy leverage
•	GAAP and non-GAAP occupancy costs were $174 million, leveraging approximately 250bps
•	GAAP SG&A rate of 24.4%; non-GAAP SG&A rate of 24.3% leveraging approximately 410bps and reflecting substantially higher advertising ROI and the strength of our topline performance
•	GAAP operating margin of 15.6%; non-GAAP operating margin of 15.7%, more than double that of last year and the highest quarterly operating margin performance outside of a holiday fourth quarter
•	GAAP diluted EPS of $2.54; non-GAAP diluted EPS of $2.56, over 150% higher than last year
•

Maintained strong liquidity position of $773 million in cash, including approximately $727 million in operating cash flow resulting from our strong performance year to date, enabling the company to repay in full all short-term borrowings under its $500 million revolver, reinstate its share repurchase program and repurchase $109 million in shares in the third quarter, and commit to increasing its next quarterly dividend payment by 10% to $0.53 per share

GUIDANCE

Given the dynamic nature of the COVID-19 crisis and the continuing macroeconomic uncertainty that could impact its performance, the company is not providing guidance for fiscal year 2020.

Long-Term Financial Guidance

•	Total net revenues growth of mid to high single digits
•	Non-GAAP operating margin expansion
•	Above-industry average ROIC (See Exhibit 1)

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 19, 2020, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include expenses related to the acquisition of Outward, Inc., severance-related reorganization expenses, inventory-related charges and store asset impairments due to the impact of COVID-19, and net income tax expense (benefit) associated with tax legislation changes and non-recurring tax adjustments. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry and increase our market share; our ability to continue to improve performance; the sustainability of our online growth; our ability to fill all of the orders placed in the quarter; the quality of our product pipeline, marketing efforts and omnichannel experience; the impact of COVID-19 on our business, including the impact on our supply chain and ability to deliver product timely and the potential for decreased demand for our products once the pandemic lessens and consumers return to normal purchasing patterns; our competitive advantages; our focus on operational excellence; our ability to improve customers’ experience; industry trends; our optimism about the future; our ability to maximize growth and maintain high profitability; our commitment to increase quarterly dividend payments; and our long-term financial targets.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the impact of the coronavirus on our global supply chain, retail store operations and customer demand and our ability to respond to such impact, new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism and the impact of the results of the U.S. presidential election; the impact of current and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2020 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended November 1, 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, Pottery Barn Teen, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations.

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	November 1, 2020		November 3, 2019		November 1, 2020		November 3, 2019
		% of Revenues		% of Revenues		% of Revenues		% of Revenues
In thousands, except per share amounts	$		$		$		$
Net revenues	$1,764,536	100%	$1,442,472	100%	$4,490,516	100%	$4,054,418	100%
Cost of goods sold	1,058,953	60.0	924,300	64.1	2,819,471	62.8	2,608,054	64.3

Gross profit	705,583	40.0	518,172	35.9	1,671,045	37.2	1,446,364	35.7
Selling, general and administrative expenses	430,979	24.4	416,281	28.9	1,162,435	25.9	1,184,176	29.2

Operating income	274,604	15.6	101,891	7.1	508,610	11.3	262,188	6.5
Interest expense, net	5,344	0.3	2,564	0.2	13,967	0.3	7,486	0.2

Earnings before income taxes	269,260	15.3	99,327	6.9	494,643	11.0	254,702	6.3
Income taxes	67,488	3.8	24,614	1.7	122,884	2.7	64,685	1.6

Net earnings	$201,772	11.4%	$74,713	5.2%	$371,759	8.3%	$190,017	4.7%

Earnings per share (EPS):
Basic	$2.60		$0.96		$4.80		$2.43
Diluted	$2.54		$0.94		$4.71		$2.39

Shares used in calculation of EPS:
Basic	77,487		77,897		77,511		78,356
Diluted	79,332		79,191		79,012		79,465

3rd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	Q3 20	Q3 19	Q3 20	Q3 19
Pottery Barn	$684	$557	24.1%	3.4%
West Elm	475	390	21.8	14.1
Williams Sonoma	260	205	30.4	(2.1)
Pottery Barn Kids and Teen	278	228	23.8	4.0
Other	68	62	N/A	N/A
Total	$1,765	$1,442	24.4%	5.5%

*

See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for both Q3 2019 and Q3 2020. Comparable stores that were temporarily closed due to COVID-19 were not excluded from the comparable stores calculation for Q3 2020.

Condensed Consolidated Balance Sheets (unaudited)

In thousands, except per share amounts	November 1, 2020	February 2, 2020	November 3, 2019
Assets
Current assets
Cash and cash equivalents	$773,170	$432,162	$155,025
Accounts receivable, net	129,782	111,737	110,131
Merchandise inventories, net	1,125,475	1,100,544	1,258,541
Prepaid expenses	84,974	90,426	115,288
Other current assets	23,556	20,766	20,260

Total current assets	2,136,957	1,755,635	1,659,245

Property and equipment, net	869,092	929,038	915,740
Operating lease right-of-use assets	1,091,649	1,166,383	1,194,061
Deferred income taxes, net	42,185	47,977	41,763
Goodwill	85,402	85,343	85,355
Other long-term assets, net	85,394	69,666	67,660

Total assets	$4,310,679	$4,054,042	$3,963,824

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$562,294	$521,235	$444,279
Accrued expenses	194,985	175,003	140,789
Gift card and other deferred revenue	349,671	289,613	296,157
Income taxes payable	36,037	22,501	13,182
Current debt	—	299,818	—
Borrowings under revolving line of credit	—	—	100,000
Operating lease liabilities	217,448	227,923	225,530
Other current liabilities	99,691	73,462	68,973

Total current liabilities	1,460,126	1,609,555	1,288,910

Deferred rent and lease incentives	21,858	27,659	29,388
Long-term debt	299,173	—	299,769
Long-term operating lease liabilities	1,027,142	1,094,579	1,127,403
Other long-term liabilities	100,478	86,389	86,461

Total liabilities	2,908,777	2,818,182	2,831,931

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 76,697, 77,137 and 77,612 shares issued and outstanding at November 1, 2020, February 2, 2020 and November 3, 2019, respectively	768	772	777
Additional paid-in capital	623,379	605,822	594,991
Retained earnings	792,196	644,794	550,774
Accumulated other comprehensive loss	(13,843)	(14,587)	(13,708)
Treasury stock, at cost	(598)	(941)	(941)

Total stockholders’ equity	1,401,902	1,235,860	1,131,893

Total liabilities and stockholders’ equity	$4,310,679	$4,054,042	$3,963,824

Retail Store Data

(unaudited)

	August 2, 2020	Openings	Closings	November 1, 2020	November 3, 2019
Williams Sonoma	210	1	(1)	210	218
Pottery Barn	201	1	(1)	201	205
West Elm	121	2	(1)	122	114
Pottery Barn Kids	72	—	(1)	71	79
Rejuvenation	10	—	—	10	10
Total	614	4	(4)	614	626

Condensed Consolidated Statements of Cash Flows (unaudited)

	Thirty-nine Weeks Ended
In thousands	November 1, 2020	November 3, 2019
Cash flows from operating activities:
Net earnings	$371,759	$190,017
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	140,340	140,495
(Gain) loss on disposal/impairment of assets	26,220	682
Amortization of deferred lease incentives	(4,538)	(5,985)
Non-cash lease expense	162,767	160,138
Deferred income taxes	(6,969)	(10,937)
Tax benefit related to stock-based awards	13,143	13,648
Stock-based compensation expense	54,671	49,516
Other	(9)	14
Changes in:
Accounts receivable	(18,017)	(2,842)
Merchandise inventories	(22,990)	(133,637)
Prepaid expenses and other assets	(4,807)	(24,157)
Accounts payable	54,279	(92,101)
Accrued expenses and other liabilities	58,539	(24,148)
Gift card and other deferred revenue	59,953	5,848
Operating lease liabilities	(171,245)	(168,308)
Income taxes payable	13,532	(8,293)

Net cash provided by operating activities	726,628	89,950

Cash flows from investing activities:
Purchases of property and equipment	(124,885)	(121,154)
Other	506	470

Net cash used in investing activities	(124,379)	(120,684)

Cash flows from financing activities:
Borrowings under revolving line of credit	487,823	100,000
Repayments under the revolving line of credit	(487,823)	—
Payment of dividends	(116,761)	(113,159)
Repurchases of common stock	(109,048)	(112,714)
Tax withholdings related to stock-based awards	(30,555)	(26,623)
Debt issuance costs	(3,645)	—

Net cash used in financing activities	(260,009)	(152,496)

Effect of exchange rates on cash and cash equivalents	(1,232)	(699)
Net increase (decrease) in cash and cash equivalents	341,008	(183,929)
Cash and cash equivalents at beginning of period	432,162	338,954

Cash and cash equivalents at end of period	$773,170	$155,025

Exhibit 1

3rd Quarter GAAP to Non-GAAP Reconciliation

(unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	November 1, 2020		November 3, 2019		November 1, 2020		November 3, 2019
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$705,583	40.0%	$518,172	35.9%	$1,671,045	37.2%	$1,446,364	35.7%
Outward-related[1]	—		726		—		2,140
Employment-related expense[2]	—		—		—		30
Inventory write-off[3]	—		—		11,378		—
Non-GAAP gross profit	$705,583	40.0%	$518,898	36.0%	$1,682,423	37.5%	$1,448,534	35.7%

Selling, general and administrative expenses	$430,979	24.4%	$416,281	28.9%	$1,162,435	25.9%	$1,184,176	29.2%
Outward-related[1]	(2,219)		(6,636)		(8,918)		(18,864)
Employment-related expense[2]	—		(623)		—		(7,742)
Asset impairment[4]	—		—		(21,975)		—
Non-GAAP selling, general and administrative expenses	$428,760	24.3%	$409,022	28.4%	$1,131,542	25.2%	$1,157,570	28.6%

Operating income	$274,604	15.6%	$101,891	7.1%	$508,610	11.3%	$262,188	6.5%
Outward-related[1]	2,219		7,362		8,918		21,004
Employment-related expense[2]	—		623		—		7,772
Inventory write-off[3]	—		—		11,378		—
Asset impairment[4]	—		—		21,975		—
Non-GAAP operating income	$276,823	15.7%	$109,876	7.6%	$550,881	12.3%	$290,964	7.2%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$67,488	25.1%	$24,614	24.8%	$122,884	24.8%	$64,685	25.4%
Outward-related[1]	473		1,511		1,665		4,475
Employment-related expense[2]	—		480		—		(302)
Inventory write-off[3]	—		—		2,940		—
Asset impairment[4]	—		—		5,324		—
Deferred tax liability adjustment[5]	647		—		647		—
Tax legislation[6]	—		(98)		—		(98)
Non-GAAP income taxes	$68,608	25.3%	$26,507	24.7%	$133,460	24.9%	$68,760	24.3%

Diluted EPS	$2.54		$0.94		$4.71		$2.39
Outward-related[1]	0.02		0.07		0.09		0.21
Employment-related expense[2]	—		—		—		0.10
Inventory write-off[3]	—		—		0.11		—
Asset impairment[4]	—		—		0.21		—
Deferred tax liability adjustment[5]	(0.01)		—		(0.01)		—
Non-GAAP Diluted EPS*	$2.56		$1.02		$5.11		$2.70

*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1

During Q3 and year-to-date 2020, we incurred approximately $2.2 million and $8.9 million, respectively, associated with acquisition-related compensation expense and the amortization of acquired intangibles for Outward, Inc. and, during Q3 and year-to-date 2019, we incurred approximately $7.4 million and $21.0 million associated with acquisition-related compensation expense and the amortization of acquired intangibles, as well as the operations of Outward, Inc.

2

During Q3 and year-to-date 2019, we incurred approximately $0.6 million and $7.8 million, respectively, of employment-related expense that was primarily associated with severance-related reorganization expenses.

3

During year-to-date 2020, we incurred approximately $11.4 million of inventory write-offs for inventory with minor damage that we could not liquidate through our outlets due to store closures resulting from COVID-19.

4	During year-to-date 2020, we incurred approximately $22.0 million of expense associated with store asset impairments due to the impact that COVID-19 had on our retail stores.

5	During Q3 and year-to-date 2020, we recorded an approximate $0.6 million tax benefit resulting from a non-recurring adjustment to a deferred tax liability.

6	During Q3 and year-to-date 2019, we recorded a net income tax expense of approximately $0.1 million, associated with tax legislation changes.

Return on Invested Capital (“ROIC”)

We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return. We define ROIC as non-GAAP net operating profit after tax (NOPAT), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus capitalized leases, less cash in excess of $200 million.

ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.

WSM-IR